UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

Connecticut Water Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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This filing relates to the proposed transaction between SJW Group (“SJW Group”) and Connecticut Water Service, Inc. (“CTWS”) pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018, among SJW Group, Hydro Sub, Inc. and CTWS.

The following letter to shareholders of CTWS was first made available at ir.ctwater.com on September 12, 2018.

Connecticut Water Service, Inc. 93 West Main Street Clinton, Connecticut 06413-1600

Midyear Report

September 2018

Dear Shareholders:

On behalf of our employees and your company’s Board of Directors and leadership team, I am pleased to provide you with Connecticut Water’s (“CTWS”) 2018 midyear report.

Our results for the six-month period ending June 30, 2018, reflect our continued focus on operational excellence as a pure-play water company and our employees’ record of superior customer service. We reported earnings of $0.29 per share on net income of $3.5 million and total revenues of $58.0 million. In the same period of 2017, we had earnings of $1.11 per share on net income of $12.5 million and total revenues of $53.7 million. Financial results and year-over-year comparisons were affected by costs in 2018 related to our previously announced combination with SJW Group as well as by tax benefits in the first and second quarters of 2017 that were related to the release of previously reserved tax liabilities for the Maine Water Company and Connecticut Water Company. Additional information regarding CTWS’s financial results is available in CTWS’s Form 10-Q filed with the SEC on August 9, 2018.

Following our earnings announcement on August 17, 2018, the Connecticut Water Service Board of Directors declared a quarterly cash dividend of $0.3125 per common share, payable on September 18, 2018, for shareholders of record as of September 4, 2018. This quarterly dividend remains unchanged from the previous quarter and represents an annualized dividend of $1.25 per share.

We also recently announced that the Connecticut Water Company received unanimous approval on a rate settlement agreement with the Connecticut Public Utilities Regulatory Authority. We are very pleased with this agreement. It allows us to continue to serve customers and communities with high-quality water and service while maintaining the financial strength to invest in our systems. Water bills under the new rates will increase by approximately 8 cents per day, or $2.37 per month, for a residential customer using the average 15,000 gallons of water per quarter. The decision allows for an additional $3.1 million in annual authorized revenues.

On August 6, 2018, CTWS and SJW Group announced that they had entered into an amended merger agreement. Under the terms of the revised agreement, SJW Group will acquire all of the outstanding shares of CTWS common stock for $70 per share in cash. CTWS + SJW Group is an ideal combination. With SJW Group, we join another leading water company that shares our commitment to a strong, local team of employees and world-class service to customers and communities, while also providing CTWS shareholders with significant, certain, premium value for their shares. CTWS will soon mail to shareholders our proxy statement and GREEN proxy card, which will include instructions on how to vote “FOR” the proposals related to the SJW Group transaction. To learn more about our combination and the substantial value and significant benefits it will provide, please visit www.sjw-ctws.com.

On behalf of the passionate and dedicated professionals who make your company successful, I thank you for your continued support.

Very truly yours,

David C. Benoit

President and CEO

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approval from the shareholders of CTWS for the transaction is not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, on the terms expected or on the anticipated schedule; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the transaction; (5) the ability of the parties to the transaction to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (7) changes in demand for water and other products and services of CTWS; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences that could adversely affect CTWS’s facilities, operations, financial condition, results of operations, and reputation; (10) risks that the proposed transaction disrupts the current plans and operations of CTWS; (11) potential difficulties in employee retention as a result of the proposed transaction; (12) unexpected costs, charges or expenses resulting from the transaction; (13) the effect of the announcement or pendency of the proposed transaction on CTWS’s business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (14) risks related to diverting management’s attention from ongoing business operations of CTWS; (15) the trading price of CTWS’s common stock; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to CTWS’s overall business and financial condition, including those more fully described in CTWS’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended June 30, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither CTWS nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of CTWS by SJW Group. In connection with the proposed transaction, on August 20, 2018, CTWS filed a preliminary proxy statement on Schedule 14A with the SEC. CTWS and SJW Group intend to file other relevant materials with the SEC, including CTWS’s definitive proxy statement on Schedule 14A. SHAREHOLDERS OF CTWS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CTWS’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of CTWS will receive information at an appropriate time on how to obtain transaction-related documents free of charge from CTWS.

Participants in Solicitation

SJW Group and its directors and executive officers, and CTWS and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of CTWS’s common stock in respect of the proposed transaction. Information about the directors and executive officers of SJW Group is set forth in the proxy statement for SJW Group’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 6, 2018. Information about the directors and executive officers of CTWS is set forth in the proxy statement for CTWS’s 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2018. Investors may obtain additional information regarding the interest of such participants by reading the preliminary proxy statement regarding the proposed transaction, which was filed on August 20, 2018, and the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.